营业执照

（副本）

统一社会信用代码

91330110MA2CFC4L3N （1/1）

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名　　称	浙江零零亿网络科技有限公司
类　　型	有限责任公司（非自然人投资或控股的法人独资）
法定代表人	章国伟
经营范围	技术开发、技术服务、成果转让：网络技术，信息技术，计算机软硬件，互联网软件，多媒体技术，数码产品，电子产品，通讯设备，计算机系统集成；批发、零售：计算机硬件，数码产品，电子产品(除电子出版物)、停车场智能设备及配件，新能源充电设备及配件，传感器及其配套设备；停车场软件和硬件方面的技术咨询，成果转让；停车服务，城市停车信息化工程的设计、施工、安装。（依法须经批准的项目，经相关部门批准后方可开展经营活动）
注册资本	壹仟万元整
成立日期	2018年11月07日
营业期限	2018年11月07日 至 长期
住　　所	浙江省杭州市富阳区银湖街道中国智谷富春园区11号楼501-2室

登记机关

杭州市富阳区市场监督管理局

2022年04月29日

市场主体应当于每年1月1日至6月30日通过国家信用公示系统报送公示年度报告。

国家企业信用信息公示系统网址：http://www.gsxt.gov.cn

国家市场监督管理总局监制